EXHIBIT 32.1

CERTIFICATIONS OF MICHAEL S. DELL, CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER, AND JAMES M. SCHNEIDER, SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officers of Dell Inc. (“Dell”) hereby certify that (a) Dell’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dell.

/s/ MICHAEL S. DELL

Date: September 15, 2003	Michael S. Dell Chairman of the Board and Chief Executive Officer, Dell Inc.

/s/ JAMES M. SCHNEIDER

Date: September 15, 2003	James M. Schneider Senior Vice President and Chief Financial Officer, Dell Inc.

A signed original of this written statement has been provided to Dell and will be retained by Dell and furnished to the Securities and Exchange Commission or its staff upon request.